SCHEDULE 13G

CUSIP No. 87261Q103	Page 18 of 19 Pages

Exhibit 2

AGREEMENT

JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree to file jointly the Statement on Schedule 13G (the “Statement”) relating to the Class A Common Stock, par value $0.001 per share of TMS International Corp. and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of February 13, 2012.

ONEX CORPORATION

By:	/s/ Andrea E. Daly
Name: Andrea E. Daly
Title: Attorney-in-fact

ONEX PARTNERS II LP

By:	/s/ Donald F. West
Name: Donald F. West
Title: Attorney-in-fact

ONEX PARTNERS II GP LP

By:	/s/ Donald F. West
Name: Donald F. West
Title: Attorney-in-fact

SCHEDULE 13G

CUSIP No. 87261Q103	Page 19 of 19 Pages

1597257 ONTARIO INC.

By:	/s/ Andrea E. Daly
Name: Andrea E. Daly
Title: Attorney-in-fact

ONEX US PRINCIPALS LP

By:	/s/ Donald F. West
Name: Donald F. West
Title: Attorney-in-fact

TUBE CITY EI II LTD.

By:	/s/ Andrea E. Daly
Name: Andrea E. Daly
Title: Attorney-in-fact

/s/ Donald Lewtas
Gerald W. Schwartz, by Donald Lewtas, attorney-in-fact